UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) September 3,
                              2003


                 COMPETITIVE TECHNOLOGIES, INC.
     (Exact name of registrant as specified in its charter)



Delaware                 1-8696                   36-2664428
(State or other          (Commission File         (IRS Employer
jurisdiction             Number)                  Identification No.)
of incorporation)




1960 Bronson Road, Fairfield, Connecticut         06824
(Address of principal executive offices)         (Zip Code)



Registrant's  telephone number, including area code   (203)  255-6044


                         Not Applicable
  (Former Name or Former Address, if Changed Since Last Report)


Item 5.   Other Events and Regulation FD Disclosure.

     On September 3, 2003, the United States Court of Appeals for the Federal Circuit affirmed the August 13, 2002 judgment of the United States District Court for the District of Colorado in the Materna(TM) litigation. As a result of its contract with the University of Colorado Foundation, Competitive Technologies, Inc.
(CTT) shares 18.2% of damages after attorneys' fees. If this judgment is not appealed, CTT's share would be approximately $4.7 million plus its proportionate share of interest.

     Although the defendant may appeal this judgment, based on the language of this September 3, 2003 judgment, CTT's management believes there is a reasonable possibility that this lawsuit will finally be settled and it will receive its share of damages finally awarded. CTT has recorded no potential judgment proceeds in its financial statements to date. CTT will record revenue for judgment proceeds when it receives them.

     (For further information related to this lawsuit, see the discussion of Materna Litigation in Notes 9 and 11 to CTT's
Condensed Financial Statements in its report on Form 10-Q for the quarterly period ended April 30, 2003.)

Item 7.   Financial Statements and Exhibits.

(c)  Exhibits.

     Exhibit No.    Description of Exhibit                  Page

     99.1           Registrant's press release dated
                    September 4, 2003                         3



                            Signature


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   COMPETITIVE TECHNOLOGIES, INC.
                                   Registrant


Date:  September 4, 2003           /s/  John B. Nano
By:  John B. Nano
                                        President and
                                        Chief Executive Officer